April 29, 2026

Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

Re: Unified Series Trust, File Nos. 333-100654 and 811-21237

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 615 to the Unified Series Trust’s Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 625 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP
THOMPSON HINE LLP

4937-5343-5812.1